August 14, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington DC,  20549

RE:      SAN DIEGO SOCCER DEVELOPMENT CORPORATION

We have read the statements made by San Diego Soccer Development Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated August 14, 2000. We agree with the statements concerning our Firm in such Form 8-K/A.

Sincerely,



Logan Throop & Co., LLP

enclosure

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